AGREEMENT AND FIRST AMENDMENT TO
               SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS


      THIS AGREEMENT AND FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS (the "Amendment") dated as of April 21, 1998 among AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation (the "Company"), INFINITY INVESTORS LIMITED and INFINITY EMERGING OPPORTUNITIES LIMITED (collectively, the "Purchasers").


                                R E C I T A L S:

      A. The Company and the Purchasers have entered into that certain Securities Purchase Agreement dated as of October 9, 1997 (the "Initial Purchase Agreement").

      B. The Company and the Purchasers have entered into that certain Securities Purchase Agreement dated as of April 21, 1998 (the "Subsequent Securities Purchase Agreement").

      C. The Company and the Purchasers now desire to amend the Initial Purchase Agreement and certain of the related Transaction Agreements (as defined in the Initial Purchase Agreement) executed and delivered in connection therewith in order to (i) make certain amendments to the Transaction Agreements and (ii) confirm the continued legality, validity and binding effect of the Transaction Agreements, as amended by this Amendment.


      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE D.

                                   Definitions

      Section
      0.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Initial Purchase Agreement.

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                                     ARTICLE

 I.

                                   Agreements

      The Company and the Purchasers hereby agree as follows:

      Section
1     Purchasers Conversion Restrictions.

            (a) Section 4.1 of all Convertible Notes held by the Purchaser pursuant to the Initial Purchase Agreement (the "October Notes") shall be amended to add the following:

                  "(c) The Company shall have the option to require that the
            Holder forego its option to convert an amount not to exceed two-thirds (2/3) of the aggregate outstanding principal amount of this Convertible Note during the month of April, 1998 (the "April Lockout Option"). The April Lockout Option may be exercised by written notice furnished by the Company to the Holder, specifying the principal amount of this Convertible Note subject to the April Lockout Option (the "April Lockout Amount"). In the event the Company exercises its April Lockout Option, the Company will pay the Holder in cash a fee of one-third of one percent of the April Lockout Amount at the time the April Lockout Option is exercised.

                  (d) The Company shall have the option to require that the
            Holder forego its option to convert during the month of May, 1998, an amount not to exceed one-third (1/3) of the aggregate principal amount of this Convertible Note which remains outstanding as of the latter to occur of (x) May 1, 1998 or (y) the date of receipt of the May Notice (as hereafter defined) (the "May Lockout Option"). The May Lockout Option may be exercised by written notice (the "May Notice") furnished by the Company to the Holder, specifying the principal amount of the Convertible Note subject to the May Lockout Option. In the event that the Company exercises its May Lockout Option, the Company will pay the Holder in cash a fee of one percent (1%) of the May Lockout Amount at the time such May Lockout Option is exercised."

            (b) The Company and the Purchasers hereby acknowledge and agree that
      (x) the Company has exercised the April Lockout Option for $6,666,666 principal amount of the Convertible Notes and (y) the Company shall pay in cash to the Purchasers contemporaneous herewith the sum of $22,222 associated therewith (the "April Fee").

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      Section 2.2 Voluntary Prepayment. Effective as of the date hereof,
Section 3.2 of the Initial Purchase Agreement is amended to read in its entirety as follows:

            "Section 3.2.Voluntary Prepayment. The Company may, at its option, repay, in whole or in part, the Convertible Notes at the Formula Price thereof following five (5) Business Days prior written notice to the Purchasers (the expiration of such five (5) Business Day period being referred to as the "Prepayment Date"); provided, however, that if such date is not a Business Day, the Prepayment Date shall be the next Business Day thereafter. Any partial prepayment shall be in an aggregate principal amount of at least Five Hundred Thousand Dollars ($500,000) or a multiple of One Hundred Thousand Dollars ($100,000) thereof."

      Section 2.3 Prepayment Procedures. Effective as of the date hereof,
Section 3.4(a)(I) is amended to read in its entirety as follows:

            "(I) A prepayment pursuant to Section 3.2, the "prepayment date" specified therein;"

      Section 2.4 October Warrant Registration Rights. The Company acknowledges that the shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants issued to the Purchasers pursuant to the Initial Purchase Agreement (the "October Warrants") shall be registered for resale pursuant to a registration statement to be filed with the Commission on the terms set forth in the Registration Rights Agreement attached as an exhibit to the Subsequent Securities Purchase Agreement.

      Section 2.5 October Warrant Repricing. The October Warrants are hereby amended by changing the exercise price set forth therein from $6.25 per share to $3.00 per share.

      Section 2.6 Mandatory Prepayments. Effective as of the date hereof,
Section 3.3(a) of the Initial Purchase Agreement is amended to read in its entirety as follows:

            "(a) Upon (i) the occurrence of a Change of Control of the Company,
      (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions,
      (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), or (iv) the occurrence of a Registration Default which continues uncured

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      for a period of thirty (30) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem this Convertible Note in cash for the Formula Price."

      Section 2.7 Conversion Limit. Effective as of the date hereof, Section 10.3(a) of the Initial Purchase Agreement is amended to read in its entirety as follows:

      "SECTION 10.3 Conversion Limit.

            (a) Notwithstanding the conversion rights under the Convertible Notes and exercise rights under the Warrants, unless the Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall the Purchaser be entitled to convert any portion of the Convertible Notes or exercise any portion of the Warrants, in excess of that portion of the Convertible Notes or Warrants upon conversion and exercise, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Note and unexercised portion of the Warrants, or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3) and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Note or issuable upon exercise the portion of the Warrants with respect to which this determination is being made, would result in beneficial ownership by the Purchaser and its Affiliates of more than nine and nine-tenths percent (9.9%) of the outstanding shares of Common Stock. For purposes of this Section 10.3(a), (i) beneficial ownership shall be determined in accordance with Rule 13d-3 and Regulation 13 D-G promulgated under the Exchange Act, except as otherwise provided in this Section 10.3(a) and (ii) the Holder may waive the limitations set forth therein by written notice to the Company upon not less than sixty-one (61) days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period). The foregoing limitation shall not apply and shall be of no further force or effect (i) upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Notes, (ii) any Sale Event, (iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified in either (A) such written notice of Purchaser or
      (B) Section 12.1 hereof."

                                     ARTICLE

 I.

                              Conditions Precedent

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      Section
      0.1 Conditions Precedent. The obligation of the Purchasers to enter into this Amendment is subject to the conditions precedent that on or before the date hereof the Purchasers shall have received all of the following in form and substance acceptable to it and its counsel: (a) this Amendment dated as of the date hereof duly executed by the Company; (b) a certificate of the secretary of the Company setting forth resolutions of its board of directors with respect to the authorization, execution, delivery and performance of this Amendment and the other transactions contemplated hereby (collectively, the "Amendment Agreements"), as the case may be, the officers of the Company authorized to sign such agreements and instruments, and specimen signatures of the officers so authorized; and (c) payment of the April Fee.

                                     ARTICLE

 I.

                  Ratifications: Representations and Warranties

      Section
      0.1 Ratifications. The terms and provisions of the Transaction
Agreements, as modified by this Amendment, are ratified and confirmed and shall continue in full force and effect. The Company acknowledges and agrees that each of the Transaction Agreements, as amended hereby, is and shall remain in full force and effect and is and shall continue to be the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms.

      Section 0.1.0.1 Representations and Warranties. The Company hereby represents and warrants to the Purchasers that (a) the execution, delivery and performance of each of the Amendment Agreements and all other documents executed and/or delivered in connection herewith and all transactions and documents contemplated hereby and thereby have been authorized by all requisite corporate action on the part of the Company; (b) each of the Amendment Agreements and all other documents executed and/or delivered in connection herewith constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to or limited by liquidation, bankruptcy, conservatorship, insolvency, reorganization, rearrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (c) there is no provision of law, in the charter or bylaws of the Company, and no provision of any existing mortgage, contract, lease, indenture or agreement binding on any of them, which would be contravened by the making or delivery of any of the

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Amendment Agreements or any other document executed and/or delivered in connection herewith, or by the performance or observance of any of the terms hereof or thereof; and (d) the execution, delivery and performance of the Amendment Agreements and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing or registration with, any governmental or any other agency or authority, of stockholders, or of any other party or, if such approval or consent is required, the same has been obtained.

                                     ARTICLE

I.

                                  Miscellaneous

      Section
      0.1 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Purchasers or any closing shall affect the representations, warranties and covenants or the right of the Purchasers to rely upon them.

      Section 0.1.0.1 References to Transaction Agreements. The Transaction Agreements and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Transaction Agreements, as amended hereby, are hereby amended so that any reference therein to the Transaction Agreements shall mean a reference to the Transaction Agreements as amended hereby.

      Section 0.1.0.2 Further Assurances. The Company agrees that at any time and from time to time, upon the written request of the Purchasers, it will execute and deliver such further documents and do such further acts and things as the Purchasers may reasonably request in order to fully effect the purposes of this Amendment and to provide for the continued perfection and priority of the security interests granted to the Purchasers in the Transaction Agreements.

      Section 0.1.0.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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      Section 0.1.0.4 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

      Section 0.1.0.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Purchasers and the Company, and their respective successors and assigns, except the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

      Section 0.1.0.6 Effect of Waiver. No consent or waiver, express or implied, by the Purchasers to or for any breach of or deviation from any covenant, condition or duty by the Company shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      Section 0.1.0.7 ENTIRE AGREEMENT. THE PURCHASE AGREEMENT AS AMENDED HEREBY, THE OTHER TRANSACTION AGREEMENTS AND ALL AGREEMENTS EXECUTED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 0.1.0.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


                            [Signature page follows]

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      EXECUTED as of the date first written above.

                                      AMERICAN INTERNATIONAL
                                      PETROLEUM CORPORATION

                                      By:    s/ Denis J. Fitzpatrick
                                            -----------------------------------
                                      Name:  Denis J. Fitzpatrick
                                            -----------------------------------
                                      Title: Vice President and
                                                Chief Financial Officer
                                            -----------------------------------


                                      INFINITY INVESTORS LIMITED

                                      By:    s/ James A. Loughran
                                            -----------------------------------
                                      Name:  James A. Loughran
                                            -----------------------------------
                                      Title: Director
                                            -----------------------------------


                                      INFINITY EMERGING OPPORTUNITIES
                                      LIMITED

                                      By:    s/ James A. Loughran
                                            -----------------------------------
                                      Name:  James A. Loughran
                                            -----------------------------------
                                      Title: Director
                                            -----------------------------------

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